Exhibit 10.3
SEPARATION AGREEMENT AND GENERAL RELEASE
This Separation Agreement and General Release (“Agreement and Release”) is made and entered into by and between L. Kian Granmayeh (“Employee”) and Tellurian Inc. (the “Company” and, together with Employee, the “Parties”).
1.Separation Date. Employee’s employment with the Company and its affiliates (collectively, the “Company Group”) and service as an officer of the Company shall terminate effective March 10, 2023 (the “Separation Date”). Employee acknowledges and agrees that, as of the Separation Date, Employee shall have resigned from any and all offices Employee may have with the Company Group, and Employee shall execute such resignation letters as any member of the Company Group may request.
2.Accrued Obligations. Regardless of whether Employee executes this Agreement and Release, Employee shall be entitled to the following payments and benefits: (a) earned but unpaid base salary through the Separation Date, payable in accordance with the Company’s normal payroll practices; and (b) reimbursement of eligible unreimbursed business expenses in accordance with the Company’s business expense reimbursement policy in effect from time to time.
3.Waiver and Forfeiture of Certain Long-Term Incentive Awards. Employee hereby acknowledges and agrees that, except as otherwise expressly provided in Section 4 below, Employee’s separation shall be treated as a voluntary resignation by Employee (if applicable, without “Good Reason” (or term of similar meaning)) as of the Separation Date for purposes of all of Employee’s outstanding equity, equity-linked, and or long-term cash-based awards, whether granted under the Tellurian Inc. Amended and Restated 2016 Omnibus Incentive Compensation Plan, the Tellurian Inc. Incentive Compensation Program, the Amended and Restated Tellurian Investments Inc. 2016 Omnibus Incentive Plan, Employee’s Long Term Incentive Award Agreements with the Company, dated as of January 13, 2022 and February 24, 2023, or otherwise (collectively, the “Forfeited Awards”). In accordance with the foregoing, Employee hereby waives and forfeits, effective as of the Separation Date, the Forfeited Awards for no consideration, except as otherwise expressly provided in Section 4.
4.Consideration by the Company.
(a)As consideration for this Agreement and Release, subject to and conditioned upon Employee’s (x) continued compliance with the confidentiality obligations and restrictive covenants to which Employee is subject under Sections 10, 12, 13, 14, and 15 of this Agreement and Release, (y) timely execution and delivery to the Company of this Agreement and Release by no later than March 6, 2023, and (z) timely execution and delivery (without revocation) to the Company of the “bring-down” release of claims attached hereto as Annex A (the “Bring-Down Release”) no earlier than the Separation Date and no later than twenty-one (21) days after the Separation Date ((x), (y), and (z), together, the “Conditions”):
(i)The Company shall continue to pay, as severance, Employee’s base salary at its current annual rate of $525,000 (less applicable withholdings) for a period of twelve (12) months following the Separation Date on the Company’s normal payroll schedule (the “Severance”); provided, that the first installment of the Severance shall be paid on the Company’s first regular payroll date that follows the date that the Bring-Down Release has become fully effective and irrevocable in accordance with its terms (together with any installments that would have been paid prior to such date absent this proviso); and

(ii)Solely for purposes of Employee’s outstanding award of 174,942 restricted stock units, granted pursuant to that certain Restricted Stock Unit Agreement pursuant to the Tellurian Inc. Amended and Restated 2016 Omnibus Incentive Compensation Plan, dated as of January 6, 2022, by and between Employee and the Company (the “Retained RSU Award”), Employee shall be treated as having experienced a “Termination of Service by the Company without ‘Cause’” as of the Separation Date pursuant to Section 2(c)(ii) of the Retained RSU Award, and the Retained RSU Award shall otherwise continue in full force and effect in accordance with its terms.
(b)For the avoidance of doubt, except as expressly set forth in this Section 4 with respect to the Retained RSU Award, all of Employee’s outstanding equity, equity-linked, and or long-term cash-based awards, whether granted under the Tellurian Inc. Amended and Restated 2016 Omnibus Incentive Compensation Plan, the Tellurian Inc. Incentive Compensation Program, the Amended and Restated Tellurian Investments Inc. 2016 Omnibus Incentive Plan, Employee’s Long Term Incentive Award Agreements with the Company, dated as of January 13, 2022 and February 24, 2023, or otherwise, constitute Forfeited Awards. In addition, if the Conditions are not satisfied, the Retained RSU Award shall additionally constitute a Forfeited Award.
(c)Employee acknowledges and agrees that the payments and benefits described in Sections 2 and 4 are the sole payments and benefits which Employee is eligible to receive in connection with the termination of Employee’s employment with the Company Group, and, other than any continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (at Employee’s sole cost and expense and in accordance with the applicable Company Group health and welfare benefit plans), Employee is not entitled to any other severance or separation pay or benefits of any kind, whether under the Tellurian Inc. Executive Severance Plan, Tellurian Inc. Employee Severance Plan, or any other plan, policy, program, agreement, or arrangement of the Company Group. In addition, Employee acknowledges and agrees that Employee is not entitled to any award or payment under the Tellurian Inc. Incentive Compensation Program in respect of any services provided during calendar year 2023 or thereafter, whether as an employee or in any other capacity.
5.Release by Employee. In consideration of the payments and benefits under Section 4 of this Agreement and Release, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as a full and final settlement, Employee, for and on behalf of Employee and Employee’s spouse, heirs, administrators, children, representatives, executors, successors, assigns, and any other individual or entity claiming through Employee (collectively, the “Releasors”), releases and discharges the Company and each member of the Company Group, and each of their past, present, and future officers, directors, principals, agents, employees, parents, shareholders, partners, subsidiaries, holding companies, affiliates, predecessors, successors, assigns, insurers, compensation and benefit plans and administrators, trustees, fiduciaries, and insurers of such compensation and benefit plans, from any and all claims and causes of action (except for claims arising specifically from a breach of this Agreement and Release in accordance with its terms), whether known or unknown, arising out of or related to Employee’s employment and any other events or transactions that precede the date of execution of this Agreement and Release. The entities released in the foregoing sentence shall be referred to collectively as the “Company Released Parties.” The claims and causes of action released by Employee include, but are not limited to, the following: contract claims; claims for salary, benefits, bonuses, severance pay, workers’ compensation claims, to the extent permitted by applicable law, commissions, or vacation pay; claims sounding in negligence or tort; fraud claims; claims for medical bills; all matters in law, in equity, or pursuant to statute, including damages, attorneys’ fees, costs, and expenses; and, without limiting the generality of the foregoing, to all claims, including, but not limited to, those arising under Title VII of the

Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers’ Benefit Protection Act, the Equal Pay Act, the Consolidated Omnibus Budget Reconciliation Act, the Employee Retirement Income Security Act of 1974, as amended, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, and the Americans with Disabilities Act of 1990, the Genetic Information Nondiscrimination Act, the Occupational Safety & Health Act, the Worker Adjustment and Retraining Notification Act of 1988, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the National Labor Relations Act, Section 1981 of the Civil Rights Act of 1866, the Sarbanes Oxley Act of 2002, the Texas Labor Code as amended (including the Texas Commission on Human Rights Act, Tex. Lab. Code § 21.001 et seq., the Texas Equal Work, Equal Pay Law, Tex. Gov’t Code Ann. § 659.001, Texas Whistleblower Protection Law, Tex. Gov’t Code Ann. § 554.002, Texas Worker’s Compensation Retaliation Law, Tex. Lab. Code Ann. § 451.001, Texas Blacklisting Law, Tex. Lab. Code Ann. § 52.031, Texas Payment of Wages Law, Tex. Lab. Code Ann. § 61.011 et seq., Texas Minimum Wage Law, Tex. Lab. Code Ann. § 62.051 et seq., Texas AIDS Testing Law, Tex. Health & Safety Code Ann. § 81.101 et seq.), the Louisiana Revised Statutes as amended (including the Louisiana Employment Discrimination Law, La. R.S. §§ 23:301-23:369, Louisiana Worker’s Compensation Act, La. R.S. §§ 23:1021-23:1415, Article 2315 of the Louisiana Civil Code), the Code of the District of Columbia as amended (including the District of Columbia Human Rights Act, D.C. Code Ann. §§ 1-2501-1-2557, District of Columbia Family and Medical Leave Act, District of Columbia Accrued Sick and Safe Leave Act, District of Columbia Safety and Health Act of 1988, District of Columbia Parental Leave Act, Protecting Pregnant Workers Fairness Act of 2014, the Fair Criminal Record Screening Act, the District of Columbia Equal Pay Law, the anti-retaliation provisions of the District of Columbia Workers’ Compensation Law, the District of Columbia Whistleblower Reinforcement Act), and any other federal, state, or local law, statute, or ordinance affecting Employee’s employment with any of the Company Released Parties.
This Agreement and Release does not apply to any claims or rights that may arise after the date Employee signs this Agreement and Release, to claims to payments and benefits under this Agreement and Release, or to claims that may not be released by agreement under applicable law. In addition, this Agreement and Release does not waive Employee’s rights to coverage, or any rights as an insured, under any directors and officers liability insurance policy of the Company or its affiliates, which shall continue to cover the Employee in accordance with its terms, or any rights to indemnification (including advancement of expenses) that Employee has under applicable law or the organizational documents of the Company, including, without limitation, under Article VI (“Indemnification and Advancement of Expenses”) of the Amended and Restated By-Laws of the Company.
6.Consideration Period and Effectiveness.
Employee acknowledges that this Agreement and Release is written in a manner understood by Employee and that Employee in fact understands the terms, conditions, and effect of this Agreement and Release. Employee further acknowledges that this Agreement and Release shall be irrevocable once executed by Employee.
Employee acknowledges that if Employee does not execute and return this Agreement and Release by no later than March 6, 2023 (or the Bring-Down Release no earlier than the Separation Date and no later than twenty-one (21) days after the Separation Date), this Agreement and Release shall be considered rejected by Employee and Employee shall not be entitled to any of the payments or benefits described in Section 4 of this Agreement and Release. Employee further acknowledges that, in order to be eligible to receive any of the payments or benefits described in Section 4, which Employee acknowledges is in addition to anything of value to which Employee is already entitled, Employee must properly complete, sign, and return the fully executed original of this Agreement and Release (including the Bring-Down Release) and comply with its terms. Employee is hereby advised, and acknowledges being advised, to consult with an attorney prior to executing this Agreement and Release, and in executing and returning this Agreement and Release, Employee acknowledges that Employee has done so to the extent Employee so desired.
Employee further understands and agrees that if Employee revokes the Bring-Down Release in accordance with its terms, Employee will not be entitled to any payments or benefits described in Section 4 of this Agreement and Release; provided, that notwithstanding any such revocation, Employee’s employment with the Company Group shall still end on the Separation Date, and Sections 2 and 3 of this Agreement and Release shall remain in full force and effect in accordance with their terms.
7.Acknowledgments. Employee acknowledges and agrees that Employee has: (a) except for compensation due to Employee under this Agreement and Release, received all compensation due to Employee as a result of services performed for any of the Company Released Parties, including, but not limited to, all overtime payments; (b) reported to the Company Group any and all work-related injuries incurred by Employee while performing services for any of the Company Released Parties; and (c) been properly provided any leave of absence because of Employee’s health condition, a family member’s health condition, or a workplace injury and that Employee has not been subjected to any improper treatment, conduct, retaliation, or actions due to a request for or taking such leave. Employee acknowledges and agrees that the payments and other benefits provided under this Agreement and Release: (i) are in full discharge of any and all liabilities and obligations of the Company Released Parties to Employee, monetarily or otherwise, and (ii) exceed any payment, benefit, or other thing of value to which Employee might otherwise be entitled under any policy, plan, or procedure of the Company, any other member of the Company Group, and/or any agreement between Employee and the Company or any other Company Released Party. Employee represents and warrants that, as of the Separation Date, Employee shall have returned to the Company Group or shall have made arrangements with the Company Group for the prompt return of all property belonging to the Company Group in the Employee’s possession or control, including any copies thereof.
8.No Filing of Lawsuit or Other Claim. Other than as provided in Section 11 of this Agreement and Release, Employee agrees, promises, and covenants that neither Employee nor any Releasor has or will file a lawsuit, charge, or claim against any of the Company Released Parties, and that neither Employee nor any Releasor will participate as a party in any action for damages against any of the Company Released Parties involving any matter occurring in the past up to the date of this Agreement and Release or involving any claims, demands, causes of action, obligations, damages, or liabilities that are the subject of this Agreement and Release. If, notwithstanding this representation and warranty, Employee or any Releasor has filed or files such a claim, Employee agrees to cause such claim to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such claim, including, without limitation, the attorneys’ fees and expenses of any of the parties against whom such a claim has been filed.
9.No Admission of Liability. Neither this Agreement and Release nor anything contained herein shall be construed as an admission by any of the Company Released Parties that they have in any respect violated or abridged any federal, state, or local law or any right or obligation that they, collectively or individually, may owe or may have owed to Employee or to any Releasor, as applicable.
10.Confidentiality. Employee agrees that Employee will treat all confidential, trade secret, or proprietary information arising from the activities of the Company Group, including, without limitation, designs, ideas, concepts, proposals, plans, directions, pricing, sourcing, projected and actual sales, names and lists of customers, suppliers, vendors, agents, consultants, and co-venturers of any member of the Company Group (collectively, the “Product”), and all other confidential, trade secret, or proprietary information that relates to the present or potential businesses, products, or services of the Company Group and/or that is disclosed or made available by the Company Group to Employee during the period of Employee’s service with the Company Group (collectively, the “Confidential Information”), as strictly confidential, and that Employee will not, directly or indirectly, use or disclose any Confidential Information to any other persons or entities without the prior written consent of the Company Group other than (1) information regarding Employee’s compensation, (2) disclosure required by law or legal process, (3) disclosure to Employee’s spouse and legal and financial advisors, provided that Employee instructs any such persons of the confidential nature of such Confidential Information and to not use or disclose such Confidential Information, and (4) to enforce Employee’s rights hereunder. Employee agrees to assume that all Product is proprietary or confidential, whether or not the same is in written or electronic form, including, without limitation, forms and types of financial, business, marketing, operations, scientific, technical, economic, and engineering information, whether tangible or intangible, including, without limitation, patterns, plans, compilations, devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, know-how, computer software, databases, product names or marks, marketing materials or programs, plans, specifications, shop-practices, customer lists, supplier lists, engineering and manufacturing information, price lists, costing information, employee and consulting relationship information, accounting and financial data, profit margin, marketing and sales data, strategic plans, trade secrets, and all other proprietary information, irrespective of the method of storage, compilation, or memorialization, if any. The Product and all information disclosed or made available by the Company Group to Employee during Employee’s service with the Company Group shall constitute “Confidential Information” unless the Product or other Confidential Information (i) is now or later becomes available in the public domain without breach by Employee of this Agreement and Release or any other obligations owed by Employee under contract, policy, or law, (ii) was received from a third party without breach of any nondisclosure obligations to the Company Group or otherwise in violation of the rights of the Company Group, or (iii) was developed by Employee independently of any Confidential Information received from the Company Group. The foregoing shall be without limitation on any confidentiality or other non-disclosure obligations owed by Employee to the Company Group under contract, policy, or law, which shall remain in full force and effect.
11.Reports to Government Entities. Nothing in this Agreement and Release, including the Confidentiality clause in Section 10 or the Non-Disparagement clause in Section 13, restricts or prohibits Employee from initiating communications directly with, responding to any inquiries from, providing testimony before, providing Confidential Information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the U.S. Department of Labor, the U.S. National Labor Relations Board, the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, Employee is waiving Employee’s right to receive any individual monetary relief from the Company Group or any of the Company Released Parties resulting from such claims or conduct, regardless of whether Employee or another party has filed them, and in the event Employee obtains such monetary relief, the Company will be entitled to an offset for the payments made pursuant to this Agreement and Release to the extent permitted by Code Section 409A (as defined below). This Agreement and Release does not limit Employee’s right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law. Employee does not need the prior authorization of the Company to engage in conduct protected by this Section 11, and Employee does not need to notify the Company that Employee has engaged in any such conduct.
The Parties acknowledge that pursuant to the Defend Trade Secrets Act of 2016, Employee shall not be subject to criminal or civil liability under any federal or state trade secret law for the disclosure of any Company Group trade secret: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney in confidence solely for the purpose of reporting or investigating a suspected violation of law; (ii) in a complaint or other document filed in a lawsuit or other proceeding, provided that any complaint or document containing the trade secret is filed under seal; or (iii) to an attorney representing Employee in a lawsuit for retaliation by a member of the Company Group for reporting a suspected violation of law or to use the trade secret information in that court proceeding, provided that any document containing the trade secret is filed under seal and Employee does not disclose the trade secret, except pursuant to court order.
12.Non-Competition; Non-Solicitation.
(a)Through and including the Separation Date and at all times during the one (1)-year period thereafter (collectively, the “Restricted Period”), Employee agrees that, in addition to any post-termination restrictive covenants (including any post-termination confidentiality, non-competition, non-solicitation, or non-disparagement covenants) to which Employee is subject, Employee shall not without the prior written consent of the Company’s Chief Executive Officer in his sole discretion, directly or indirectly, alone or jointly with any person or entity, participate in, engage in, facilitate the participation or engagement in or otherwise be involved with, or be employed in, consult with, advise or otherwise provide services (including, without limitation, consulting services, financial advisory services, or other advisory services) to or in a Competitive Business; provided, that the foregoing shall not restrict Employee from being employed by or otherwise providing services to an entity with a subsidiary, division, or unit engaged in a Competitive Business so long as Employee does not manage or provide material services to such subsidiary, division, or unit and in connection therewith complies with the confidentiality and non-disclosure, non-solicitation, and non-disparagement obligations to which Employee is subject under this Agreement and Release. A “Competitive Business” shall mean: (i) the selling, distributing, transporting, trading, or marketing of liquefied natural gas inside or outside of the United States; (ii) the designing, permitting, constructing, developing, or operating of a liquefied natural gas facility (or facilities) inside or outside of the United States; or (iii) the financing of a liquefied natural gas facility (or facilities) inside or outside of the United States.
(b)Employee agrees that, through and including the Separation Date and at all times during the Restricted Period, Employee shall not, directly or indirectly, individually or on behalf of any other person, firm, corporation, or other entity, solicit, aid, or induce any employee, representative, agent, or independent contractor of any member of the Company Group to terminate or reduce their employment or engagement with the Company Group or to accept employment with or render services to or with any other person, firm, corporation, or other entity unaffiliated with the Company Group, take any action to materially assist or aid any other person, firm, corporation, or other entity in identifying, hiring, or soliciting any such employee, representative, agent, or independent contractor of any member of the Company Group, or hire any such employee, representative, agent, or independent contractor of any member of the Company Group. This Section 12(b) shall not be violated by (i) general solicitations and job postings not specifically targeted to any employee, representative, agent, or independent contractor of the Company Group, or (ii) Employee serving as a reference for any such employee, representative, agent, or independent contractor upon request.
(c)If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 12 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the Parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state. Employee acknowledges and agrees that the Company Group’s remedies at law for a breach or threatened breach of any of the provisions of Sections 10, 12, 13, 14, or 15 hereof would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond or other security, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages. Without limitation of the foregoing, in the event of a breach or threatened breach of any post-termination restrictive covenants and confidentiality obligations to which Employee is subject (including, without limitation, Sections 10, 12, 13, 14, or 15 hereof), (i) Employee will immediately forfeit, without any consideration therefor, any then-outstanding and unpaid portion of the Severance and the Retained RSU Award, and (ii) the Company, in addition to and supplementary to any other rights and remedies existing in its favor, whether at law or in equity, will be entitled to both (x) recoup from Employee any and all amounts paid to Employee after the effective date of this Agreement and Release as Severance or pursuant to the Retained RSU Award, and (y) specific performance and/or other injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of such restrictive covenants or confidentiality obligations.
13.Non-Disparagement.
(a)Subject to Section 11 above, following the Separation Date, Employee acknowledges and agrees that Employee will not (and Employee will cause the members of Employee’s household to not), directly or indirectly, engage or encourage others to engage in any form of conduct that is disparaging to any Company Released Party, or make, publish, or communicate to any person or entity, orally or in writing, any negative or disparaging remarks, comments, or statements about any Company Released Party. Employee further agrees not to take any position, engagement, or action adverse to the Company Group or to support the same by any customer, investor, vendor, current or former employee, or any other third party, including but not limited to any third-party demand, claim, or action, or to suggest to, request, or cause any third party to cease doing business with the Company Group. The foregoing shall not be violated by truthful statements to enforce Employee’s rights hereunder or in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).
(a)Following the Separation Date, the Company agrees that it will instruct its senior officers to not, directly or indirectly, engage or encourage others to engage in any form of conduct that is disparaging to Employee, or make, publish, or communicate to any person or entity, orally or in writing, any negative or disparaging remarks, comments, or statements about Employee; provided, however, that this covenant shall not limit the Company Group’s ability to exercise any and all rights hereunder, comply with any disclosure or reporting obligations, assess Employee’s employment and performance, or otherwise provide truthful information about Employee, Employee’s employment, this Agreement and Release, or the termination of Employee’s employment with the Company Group, and provided, further, that nothing herein shall prevent any Company Group director, officer, employee or consultant from exercising any legally protected right.
(b)For purposes of this Agreement and Release, the term “disparaging” includes, without limitation, conduct, comments, judgments, opinions, personal views or statements on the Internet (including, without limitation, by email, text, instant messaging, the publishing of internet blogs, webpages, or social media websites) or other electronic or social media outlets, to the press and/or media by way of news interviews, or to any individual or entity or any current or prospective customer or business associate or partner or employee which, directly or by implication, whether or not done anonymously, creates or could tend to create, a detrimental, negative, critical, unfavorable, or false impression regarding the other party or the conduct or goodwill or business or personal reputation of the other party and/or any of its or their current or former directors, executives, officers, investors, and/or employees (as applicable), or that impugns the character, honesty, integrity, morality, business acumen, competence, intelligence, or abilities of the other party and/or any of the aforementioned individuals being disparaged (as applicable).
14.Public Statements. Subject to Section 11 above and except as otherwise pre-approved by the Company in writing, Employee agrees not to issue, or cause to be issued, any press release or public statement or otherwise disclose any matter arising in connection with this Agreement and Release, Employee’s employment with the Company, and/or the termination of Employee’s employment with the Company.
15.Cooperation. Upon the receipt of reasonable notice from the Company (including outside counsel), Employee agrees that Employee will fully cooperate with, and will respond and provide information with regard to matters in which Employee has knowledge as a result of Employee’s employment with the Company Group, and will provide reasonable assistance to the Company Group and its representatives in defense of any claims that may be made against the Company Group, and will assist the Company Group in the prosecution of any claims that may be made by the Company Group, to the extent that such claims may relate to the period of Employee’s employment with the Company. Employee agrees to promptly inform the Company if Employee becomes aware of any lawsuits involving such claims that may be filed or threatened against the Company Group. Employee also agrees to promptly inform the Company (to the extent that Employee is legally permitted to do so) if Employee is asked to assist in any investigation of the Company Group (or its actions), regardless of whether a lawsuit or other proceeding has then been filed against the Company with respect to such investigation, and shall not do so unless legally required. It is understood and agreed that in consideration of Employee’s cooperation pursuant to this Section 15, the Company will reimburse Employee for any and all reasonable and necessary expenses incurred in connection with such cooperation and approved in advance in accordance with the Company’s expense policies.
16.Severability. Each term and provision of this Agreement and Release shall be considered as severable and divisible from every other term and provision and the invalidity or unenforceability of any one term or provision shall not limit the validity and enforceability, in whole or in part, of any other term or provision hereof.
17.Future Employment. Employee waives and releases any right to be considered for any future employment by the Company Released Parties and agrees that any refusal of employment in the future shall not constitute discrimination or retaliation by any of the Company Released Parties. The Company Released Parties and Employee agree, however, that nothing contained in this Section shall prohibit the Company Released Parties, in their sole discretion, from hiring Employee in the future although they are under no obligation whatsoever to hire Employee or consider Employee for employment.

18.Entire Agreement. The Parties acknowledge that this Agreement and Release constitutes the entire agreement between them regarding the subject matter contained herein and therein, and supersedes all prior written and oral agreements related to such subject matter (including, without limitation, any term sheet related hereto or thereto). This Agreement and Release may not be modified, altered, or changed except by a written agreement signed by both Employee and a duly authorized representative of the Company. If any provision of this Agreement and Release is held to be invalid, the remaining provisions shall not be affected. Notwithstanding the foregoing, Employee’s covenants in Sections 10, 12, 13, 14, and 15 are in addition to, and not in lieu of, any confidentiality, non-solicitation, non-competition, non-disparagement, cooperation, or similar restrictive covenants that run in favor of the Company Group and by which Employee is bound.
19.Governing Law and Venue. This Agreement and Release shall be governed by the laws of the State of Texas. The Parties agree that all legal actions brought by either party under this Agreement and Release shall be brought in a court located in Houston, Harris County, Texas. Accordingly, the Parties consent to the personal jurisdiction of the courts located in Houston, Harris County, Texas, to the exclusion of any other courts in any other counties, states, or countries.
20.Waiver of Trial by Jury; Class Actions. THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY OR CLASS ACTION TO THE MAXIMUM EXTENT PERMITTED BY LAW.
21.Notices. All notices to the Company under this Agreement and Release shall be made by Employee in writing to Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, TX 77002, Attn: Margie Harris, EVP, Chief Human Resources Officer, by hand delivery, UPS or similar carrier, or certified mail, or electronic mail to margie.harris@tellurianinc.com. All notices to Employee under this Agreement and Release shall be made by the Company in writing to Employee’s home address on file with the Company.
22.Tax Matters. The Company may withhold from any and all amounts payable under this Agreement and Release or otherwise (including, without limitation, in respect of the Severance or any payments or amounts in respect of the Retained RSU Award) such federal, state, local, or non-U.S. taxes or other applicable deductions as may be required to be withheld pursuant to any applicable law or regulation. The intent of the Parties is that payments and benefits under this Agreement and Release comply with, or be exempt from, Section 409A (“Code Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and other interpretive guidance thereunder and, accordingly, to the maximum extent permitted, this Agreement and Release shall be interpreted to be in compliance therewith. In no event shall any member of the Company Group or any of their respective directors, managers, officers, members, employees, consultants or advisers be liable for any additional tax, interest, or penalty that may be imposed on Employee by Code Section 409A or any damages for failing to comply with Code Section 409A. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement and Release providing for the payment of any amounts or benefits upon or following a termination of employment that are considered “nonqualified deferred compensation” under Code Section 409A unless such termination is also a “separation from service” within the meaning of Code Section 409A, to the extent necessary to comply with Code Section 409A. If Employee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then, with regard to any payment that is considered “nonqualified deferred compensation” under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Employee, and (ii) the date of Employee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 22 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Employee in a lump sum and any remaining payments and benefits due under this Agreement and Release shall be paid or provided in accordance with the normal payment dates specified for them herein. With regard to any provision in this Agreement and Release that provides for reimbursement of expenses, (i) any taxable reimbursement of costs and expenses by the Company provided for under this Agreement shall be made in accordance with the Company’s applicable policy and in no event later than December 31 of the calendar year next following the calendar year in which the expenses to be reimbursed are incurred; (ii) the right to reimbursement is not subject to liquidation or exchange for another benefit; and (iii) the amount of expenses eligible for reimbursement during any taxable year shall not affect the expenses eligible for reimbursement in any other taxable year. For purposes of Code Section 409A, Employee’s right to receive any installment payments pursuant to this Agreement and Release shall be treated as a right to receive a series of separate and distinct payments. In no event may Employee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement and Release that is considered nonqualified deferred compensation. Whenever a payment under this Agreement and Release specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.
23.Counterparts. This Agreement and Release may be executed in any number of counterparts (including in portable document format (“.pdf”) or other electronic medium), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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    IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement and General Release as of the date first written below.
If Employee does not execute and return this Separation Agreement and General Release by no later than March 6, 2023, it shall be considered rejected by Employee and Employee shall not be entitled to any of the payments or benefits described in Section 4 of this Separation Agreement and General Release, and the Company’s offer of this Separation Agreement and General Release to Employee shall automatically terminate and be null and void.
EMPLOYEE

By: /s/ L. Kian Granmayeh
Name: L. Kian Granmayeh
Dated: March 5, 2023

TELLURIAN INC.

By: /s/ Margery M. Harris
Name:    Margery M. Harris
Title: EVP, Chief Human Resources Officer
[Signature Page to Tellurian Separation Agreement & General Release]